As filed with the Securities and Exchange Commission on March 14, 2014

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

LIBERTY GLOBAL plc

(Exact name of Registrant as specified in its charter)

England and Wales	4841	98-1112770
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification code number)	(I.R.S. Employer Identification No.)

38 Hans Crescent
12300 Liberty Boulevard	London SW1X 0LZ
Englewood, CO 80112	United Kingdom
(303) 220-6600	+44.20.7190.6449

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Bryan H. Hall, Esq.

Executive Vice President

Liberty Global plc

38 Hans Crescent

London SW1X 0LZ

United Kingdom

+44.20.7190.6449

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Paul G. Thompson	Whitney Holmes
Dorsey & Whitney (Europe) LLP	Dorsey & Whitney LLP
199 Bishopsgate	1400 Wewatta St., Suite 400
London EC2M 3UT	Denver, CO 80202
United Kingdom	(303) 629-3442
+44 (0)20 7031 3763

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”) other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (do not check if a small reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(2)
Class C ordinary shares, par value $0.01 per share	10,091,178	$41.91	$422,921,269.98	$54,472.26

(1)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) promulgated under the Securities Act of 1933, based upon the average of the high and low prices reported for the Liberty Global class C ordinary shares on the Nasdaq Global Select Market on March 11, 2014.
(2)	Calculated pursuant to Rule 457 of the Securities Act by multiplying the proposed maximum aggregate offering prices of securities to be registered by 0.00012880.

Prospectus

LIBERTY GLOBAL plc

10,091,178 Class C Ordinary Shares

This prospectus relates to 10,091,178 of our class C ordinary shares that may be sold by the selling shareholder named herein from time to time. The class C ordinary shares offered under this prospectus were sold to the selling shareholder in a private placement in connection with our acquisition from the selling shareholder of its 20% non-controlling interest in our subsidiaries VTR GlobalCom SpA and VTR Wireless SpA and will be issued upon the closing of such transaction.

The selling shareholder may sell none, some or all of the class C ordinary shares covered by this prospectus from time to time, in amounts, at prices, and on terms that will be determined at the time of offering. We cannot predict when or in what amount the selling shareholder may sell any of the class C ordinary shares offered by this prospectus. The selling shareholder may sell the class C ordinary shares offered by this prospectus at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices that may be changed. Such sales may occur in the open market, in negotiated transactions or in a combination of these methods.

We are not selling securities under this prospectus and we will not receive any cash proceeds from the sale of any of the class C ordinary shares offered by this prospectus. We have agreed to bear certain expenses relating to the registration of the class C ordinary shares offered by this prospectus.

Our class C ordinary shares trade on the Nasdaq Global Select Market under the symbol “LBTYK”. On March 13, 2014, our class C ordinary shares closed at $41.80 per share as reported on the Nasdaq Global Select Market.

Investing in our securities involves risks. See “Risk Factors” beginning on page 2 of this prospectus as well as those contained or referenced in our periodic reports and other information filed with the Securities and Exchange Commission for a description of the various risks that should be carefully considered before making an investment decision.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

This prospectus is dated March 14, 2014.

You should rely only on the information contained or incorporated by reference in this prospectus and any accompanying prospectus supplement. We have not authorized anyone to provide you with additional or different information. This prospectus is not an offer to sell, nor a solicitation of an offer to buy, these securities in any jurisdiction where such offer or sale is not permitted.

The information in this prospectus is accurate as of the date on the front cover. You should not assume that the information contained in this prospectus is accurate as of any other date or that any information we have incorporated by reference is accurate as of any date other than the date of the documents incorporated by reference. Our business, financial condition, results of operations and prospects may have changed since those dates.

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SUMMARY

This summary highlights information contained elsewhere in this prospectus or incorporated by reference into this prospectus. You should read the entire prospectus, including “Risk Factors” and the information incorporated by reference into this prospectus, before making an investment decision. In this prospectus, the terms “we,” “our,” “our company,” and “us” may refer, as the context requires, to Liberty Global plc or collectively to Liberty Global plc and its subsidiaries.

About Liberty Global plc

Liberty Global plc (Liberty Global) is an international provider of video, broadband internet, fixed-line telephony and mobile services, with consolidated operations at December 31, 2013 across 14 countries. Through Virgin Media Inc. and Unitymedia KabelBW GmbH, each a wholly-owned subsidiary, and Telenet Group Holding NV, a 57.4%-owned subsidiary, we provide video, broadband internet, fixed-line telephony and mobile services in the United Kingdom, Germany and Belgium, respectively. Through UPC Holding BV, also a wholly-owned subsidiary, we provide video, broadband internet and fixed-line telephony services in nine European countries and mobile services in three European countries. Our broadband communications operations in Chile are provided through our 80%-owned subsidiary, VTR GlobalCom SpA, formerly known as VTR GlobalCom S.A. Through our 80%-owned subsidiary, VTR Wireless SpA, formerly known as VTR Wireless S.A., we also offer mobile services in Chile. Our operations also include consolidated broadband communications operations in Puerto Rico that we conduct through a 60%-owned subsidiary, Liberty Cablevision of Puerto Rico, and investments in various other businesses, primarily in Europe. Our consumer brands include Virgin Media, UPC, Unitymedia, KabelBW, Telenet and VTR.

As a result of a series of mergers that were completed on June 7, 2013, Liberty Global became the publicly-held parent company of the successors by merger of Liberty Global, Inc. (the predecessor to Liberty Global) and Virgin Media. At December 31, 2013, we owned programming interests in Europe and Latin America that were held through Chellomedia BV (Chellomedia). Certain of Chellomedia’s subsidiaries and affiliates provided programming services to certain of our broadband communications operations, primarily in Europe. On January 31, 2014, we completed the sale of substantially all of Chellomedia’s assets.

Liberty Global is a U.K. public limited company with principal offices at 38 Hans Crescent, London SW1X 0LZ, United Kingdom and 12300 Liberty Boulevard, Englewood, Colorado 80112. We were formed on January 29, 2013 as a private limited company incorporated under English law (registration number 8379990) and were re-registered as a public limited company under the U.K. Companies Act 2006 on June 5, 2013.

The Stock Acquisition Agreement

On March 13, 2014, our indirect wholly-owned subsidiary VTR Chile Holdings SpA, as buyer, entered into a stock acquisition agreement with Inversiones Corp Comm 2 SpA, as seller, and Corp Group Holding Inversiones Limitada, as guarantor of seller’s obligations, for the acquisition of all of the outstanding capital stock of each of VTR GlobalCom SpA and VTR Wireless SpA not currently owned by us. Pursuant to the terms and conditions of the stock acquisition agreement, the purchase price for the interests in VTR GlobalCom and VTR Wireless we are acquiring will be paid in full by the issuance to the seller of 10,091,178 Class C ordinary shares of $0.01 nominal value each of Liberty Global. As a result of the transactions contemplated by the stock acquisition agreement, VTR GlobalCom SpA and VTR Wireless SpA will each be our indirect wholly-owned subsidiary.

RISK FACTORS

Before making an investment decision, you should carefully consider the risk factors in the section entitled “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2013, filed with the Securities and Exchange Commission, or the SEC, on February 13, 2014, and any updates in our Quarterly Reports on Form 10-Q, together with all of the other information appearing in this prospectus or any prospectus supplement or incorporated by reference into this prospectus or any applicable prospectus supplement, in light of your particular investment objectives and financial circumstances. Those risks are not the only risks we face. Additional risks that we do not yet know of or that we currently judge to be immaterial may also impair our business operations. If any of the events or circumstances described in the aforementioned risks or other materials actually occurs, our business, financial condition, or results of operations could be materially adversely affected. In such case, the trading price of our class C ordinary shares could decline, and you may lose all or part of your investment.

INFORMATION REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, including documents incorporated by reference herein, includes certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934 (the “Exchange Act”), including statements regarding our expectations with respect to our growth prospects and our strategic initiatives over the next few years, our expectations regarding our operating cash flow margins and percentage of revenue represented by our property and equipment additions in 2014, the amount of our anticipated non-functional currency transactions in 2014, the future projected cash flows of our continuing operations associated with our commitments and derivative instruments, our business, product, foreign currency and finance strategies, our property and equipment additions, subscriber growth and retention rates, competitive, regulatory and economic factors, the maturity of our markets, anticipated cost increases, liquidity, credit risks, foreign currency risks and target leverage levels. In some cases, you can identify these statements by our use of forward-looking words such as “may,” “will,” “should,” “anticipate,” “estimate,” “expect,” “plan,” “believe,” “predict,” “potential,” “intend” and other terms of similar substance used in connection with any discussion of the future operations or financial performance of our company. To the extent that statements in this prospectus (or incorporated by reference herein) are not recitations of historical fact, such statements constitute forward-looking statements, which, by definition, involve risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements. Where, in any forward-looking statement, we express an expectation or belief as to future results or events, such expectation or belief is expressed in good faith and believed to have a reasonable basis, but there can be no assurance that the expectation or belief will result or be achieved or accomplished.

You should be aware that these statements and any other forward-looking statements in these documents only reflect our expectations and are not guarantees of performance. These statements involve risks, uncertainties and assumptions. Many of these risks, uncertainties and assumptions are beyond our control and may cause actual results and performance to differ materially from our expectations.

Known risk factors that could cause results or events to differ from current expectations are identified and discussed in our filings with the SEC. Some, but not all, of the factors that could cause actual results or events to differ materially from anticipated results or events include the following:

•	economic and business conditions and industry trends in the countries in which we operate;

•	the competitive environment in the industries in the countries in which we operate, including competitor responses to our products and services;

•	fluctuations in currency exchange rates and interest rates;

•	instability in global financial markets, including sovereign debt issues and related fiscal reforms;

•	consumer disposable income and spending levels, including the availability and amount of individual consumer debt;

•	changes in consumer television viewing preferences and habits;

•	consumer acceptance of our existing service offerings, including our digital video, broadband internet, fixed-line telephony, mobile and business service offerings, and of new technology, programming alternatives and other products and services that we may offer in the future;

•	our ability to manage rapid technological changes;

•	our ability to maintain or increase the number of subscriptions to our digital video, broadband internet, fixed-line telephony and mobile service offerings and our average revenue per household;

•	our ability to provide satisfactory customer service, including support for new and evolving products and services;

•	our ability to maintain or increase rates to our subscribers or to pass through increased costs to our subscribers;

•	our ability to maintain our revenue from channel carriage arrangements, particularly in Germany;

•	the impact of our future financial performance, or market conditions generally, on the availability, terms and deployment of capital;

•	changes in, or failure or inability to comply with, government regulations in the countries in which we operate and adverse outcomes from regulatory proceedings;

•	government intervention that opens our broadband distribution networks to competitors, such as the obligations imposed in Belgium;

•	our ability to obtain regulatory approval and satisfy other conditions necessary to close acquisitions and dispositions and the impact of conditions imposed by competition and other regulatory authorities in connection with acquisitions, including the impact of the present and any future conditions imposed in connection with the acquisition of Kabel BW GmbH on our operations in Germany;

•	our ability to successfully acquire new businesses and, if acquired, to integrate, realize anticipated efficiencies from, and implement our business plan with respect to, the businesses we acquire, such as our acquisition of Virgin Media in 2013 and our recently announced offer to acquire Ziggo N.V.;

•	changes in laws or treaties relating to taxation, or the interpretation thereof, in the U.S. or in countries in which we operate;

•	changes in laws and government regulations that may impact the availability and cost of credit and the derivative instruments that hedge certain of our financial risks;

•	the ability of suppliers and vendors to timely deliver quality products, equipment, software and services;

•	the availability of attractive programming for our digital video services and the costs associated with such programming, including retransmission and copyright fees payable to public and private broadcasters;

•	uncertainties inherent in the development and integration of new business lines and business strategies;

•	our ability to adequately forecast and plan future network requirements;

•	the availability of capital for the acquisition and/or development of telecommunications networks and services;

•	problems we may discover post-closing with the operations, including the internal controls and financial reporting process, of businesses we acquire;

•	leakage of sensitive customer data;

•	the outcome of any pending or threatened litigation;

•	the loss of key employees and the availability of qualified personnel;

•	changes in the nature of key strategic relationships with partners and joint venturers; and

•	events that are outside of our control, such as political unrest in international markets, terrorist attacks, malicious human acts, natural disasters, pandemics and other similar events.

The broadband distribution services industries are changing rapidly and, therefore, the forward-looking statements of expectations, plans and intent contained or incorporated in this prospectus are subject to a significant degree of risk. These forward-looking statements and the above-described risks, uncertainties and other factors speak only as of the date of this prospectus, and we expressly disclaim any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained or incorporated herein, to reflect any change in our expectations with regard thereto, or any other change in events, conditions or circumstances on which any such statement is based. Readers are cautioned not to place undue reliance on any forward-looking statement contained in this prospectus or any documents incorporated by reference herein.

USE OF PROCEEDS

We are not selling any securities under this prospectus and we will not receive any of the proceeds from the sale of any class C ordinary shares offered and sold pursuant to this prospectus. We, and not the selling shareholder, will pay the costs, expenses and fees in connection with the registration of the shares covered by this prospectus, but the selling shareholder will pay all discounts, commissions or brokers’ fees or fees of similar securities industry professionals and transfer taxes, if any, attributable to sales of any class C ordinary shares covered by this prospectus.

SELLING SHAREHOLDER

In connection with the private placement of our class C ordinary shares to the selling shareholder pursuant to the stock acquisition agreement, we have filed a registration statement with the SEC that includes this prospectus to register our class C ordinary shares that we are issuing to the selling shareholder for resale by the selling shareholder, and have agreed to keep the registration statement effective for not less than 90 days during the six-month period following the date it initially became effective, or such shorter period during which the shares covered by this registration statement may be disposed of by the selling shareholder. The registration of the class C ordinary shares for resale does not necessarily mean that the selling shareholder will sell all or any of the shares.

Prior to our acquisition of the selling shareholder’s 20% interest in the outstanding capital stock of each of our indirect subsidiaries, VTR GlobalCom SpA and VTR Wireless SpA, pursuant to the stock acquisition agreement, the selling shareholder was a non-controlling shareholder of these subsidiaries and participated in their management, including through representation on the VTR GlobalCom SpA and the VTR Wireless SpA boards of directors. Except as otherwise disclosed herein, neither the selling shareholder nor any of its affiliates has, or within the past three years has had, any material relationship with us or our predecessor or affiliates.

The following table sets forth the name of the selling shareholder, the number of class C ordinary shares beneficially owned by the selling shareholder, the number of class C ordinary shares that may be offered under this prospectus and the number of class C ordinary shares owned by the selling shareholder after the offering. All information with respect to beneficial ownership is based upon information obtained from the selling shareholder prior to the date hereof. Information concerning the selling shareholder may change from time to time. The selling shareholder may from time to time offer and sell any or all of the securities under this prospectus. Because the selling shareholder is not obligated to sell the offered securities, we cannot state with certainty the amount of our securities that the selling shareholder will hold upon consummation of any such sales. In addition, since the date on which the selling shareholder provided this information to us, the selling shareholder may have sold, transferred or otherwise disposed of all or a portion of the offered securities.

Name and Address of Selling Shareholder	Number of Shares Owned Prior to Offering	Number of Shares Being Offered Pursuant to this Prospectus	Number of Shares Owned After Completion of the Offering	Percentage of Class Owned after Completion of the Offering
Inversiones Corp Comm 2 SpA	—	10,091,178	—	—

PLAN OF DISTRIBUTION

We are registering the class C ordinary shares covered by this prospectus to permit the selling shareholder to conduct public secondary trading of such shares from time to time after the date of this prospectus. The selling shareholder, or its pledgees, donees, transferees, or any of its successors in interest, selling shares received from the named selling shareholder as a gift, partnership distribution or other non-sale-related transfer after the date of this prospectus, may sell the shares registered hereby from time to time on any national securities exchange or automated interdealer quotation system on which the shares are listed or quoted at the time of sale, in the over-the-counter market, in privately negotiated transactions or otherwise, at fixed prices that may have changed, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at prices otherwise negotiated. The selling shareholder may sell the shares by one or more of the following methods, without limitation:

•	block trades in which the broker or dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker or dealer as principal and resale by the broker or dealer for its own account pursuant to this prospectus;

•	an exchange distribution in accordance with the rules of any stock exchange on which the securities are listed;

•	ordinary brokerage transactions and transactions in which the broker solicits purchases;

•	privately negotiated transactions;

•	short sales;

•	through the writing of options on the shares, whether or not the options are listed on an options exchange;

•	through the distribution of the securities by the selling shareholder to its partners, members or shareholders; and

•	any combination of any of these methods for sale.

The selling shareholder may also transfer the shares by gift. To our knowledge, there are currently no plans, arrangements or understandings by the selling shareholder for the sale of any of the shares.

The selling shareholder may engage brokers and dealers, and any brokers or dealers may arrange for other brokers or dealers to participate in effecting sales of the shares. These brokers or dealers may act as principals, or as an agent of the selling shareholder. Broker-dealers may agree with the selling shareholder to sell a specified number of the shares at a stipulated price per share. If the broker-dealer is unable to sell shares acting as an agent for the selling shareholder, it may purchase as principal any unsold securities at the stipulated price. Broker-dealers who acquire shares as principals may thereafter resell the shares from time to time in transactions in any national securities exchange or automated interdealer quotation system on which the securities are listed or quoted at the time of sale, at prices and on terms then prevailing at the time of sale, at prices related to the then-current market price or in negotiated transactions. Broker-dealers may use block transactions and sales to and through broker-dealers, including transactions of the nature described above. The selling shareholder may also sell the shares in accordance with Rule 144 under the Securities Act, rather than pursuant to this prospectus, regardless of whether the shares are covered by this prospectus.

From time to time, the selling shareholder may pledge, hypothecate or grant a security interest in some or all of its shares. The pledgees, secured parties or persons to whom the shares have been hypothecated will, upon foreclosure in the event of default, be deemed to be a selling shareholder. The number of the selling shareholder’s shares offered under this prospectus will decrease as and when it takes such actions. The plan of distribution for the selling shareholder’s shares would otherwise remain unchanged. In addition, the selling shareholder may, from time to time, sell the shares short, and, in those instances, this prospectus may be delivered in connection with the short sales and the shares offered under this prospectus may be used to cover short sales.

To the extent required under the Securities Act, the aggregate amount of the selling shareholder’s shares being offered and the terms of the offering, the names of any agents, brokers, dealers or underwriters and any applicable commission with respect to a particular offer will be set forth in an accompanying prospectus supplement. Any underwriters, dealers, brokers or agents participating in the distribution of the shares may receive compensation in the form of underwriting discounts, concessions, commissions or fees from the selling shareholder and/or purchasers of the selling shareholder’s shares, for whom they may act (which compensation as to a particular broker-dealer might be in excess of customary commissions).

The selling shareholder and any broker-dealers or agents who participate in the sale or distribution of the shares may be deemed to be “underwriters” within the meaning of the Securities Act. As a result, any discounts, concessions, commissions or fees received by them and any profit on the resale of the shares sold by them may be deemed to be underwriting discounts and commissions under the Securities Act. If the selling shareholder is deemed to be an “underwriter” within the meaning of the Securities Act, it will be subject to the prospectus delivery requirements of the Securities Act. In addition, underwriters are subject to certain statutory liabilities, including, but not limited to, Sections 11, 12 and 17 of the Securities Act.

The selling shareholder may enter into hedging transactions with broker-dealers and the broker-dealers may engage in short sales of the shares in the course of hedging the positions they assume with the selling shareholder, including, without limitation, in connection with distributions of the shares by those broker-dealers. The selling shareholder may enter into option or other transactions with broker-dealers that involve the delivery of the shares offered hereby to the broker-dealers, who may then resell or otherwise transfer those shares. The selling shareholder may also loan or pledge the shares offered hereby to a broker-dealer and the broker-dealer may sell the shares offered hereby so loaned or upon a default may sell or otherwise transfer the pledged shares offered hereby.

The selling shareholder and other persons participating in the sale or distribution of the shares will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M. This regulation may limit the timing of purchases and sales of any of the shares by the selling shareholder or any other person. The anti-manipulation rules under the Exchange Act may apply to sales of the shares in the market and to the activities of the selling shareholder and its affiliates. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of the shares to engage in market-making activities with respect to the particular shares being distributed for a period of up to five business days before the distribution. These restrictions may affect the marketability of the shares and the ability of any person or entity to engage in market-making activities with respect to the shares.

We have agreed to indemnify in certain circumstances the selling shareholder and any brokers, dealers and agents who may be deemed to be underwriters, if any, of the shares covered by this registration statement, against certain liabilities, including liabilities under the Securities Act. The selling shareholder has agreed to indemnify us in certain circumstances against certain liabilities, including liabilities under the Securities Act.

The shares offered hereby were originally issued to the selling shareholder pursuant to an exemption from the registration requirements of the Securities Act. We agreed to register the shares under the Securities Act, and to keep the registration statement, of which this prospectus is a part, effective for not less than 90 days during the six-month period following the date it initially became effective, or such shorter period during which the shares covered by this registration statement have been disposed of by the selling shareholder. We have agreed to pay all expenses in connection with this offering, but not including underwriting discounts, concessions, commissions or fees of the selling shareholders or any fees and expense of counsel or other advisors to the selling shareholder.

We will not receive any proceeds from the sales of any shares by the selling shareholder.

The selling shareholder may sell none, some or all of the shares offered by this prospectus. We cannot predict when or in what amount the selling shareholder may sell any of the shares offered by this prospectus.

LEGAL OPINION

Legal matters relating to the validity of the securities to be offered pursuant to this prospectus have been passed upon by Dorsey & Whitney (Europe) LLP.

EXPERTS

The consolidated financial statements and schedules of Liberty Global as of December 31, 2013 and 2012, and for each of the years in the three-year period ended December 31, 2013, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2013, have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the securities being offered hereby. This prospectus, which forms a part of the registration statement, does not contain all the information included in the registration statement and the exhibits thereto. You should refer to the registration statement, including its exhibits and schedules, for further information about us and the securities being offered hereby.

We are subject to the information and reporting requirements of the Exchange Act and, in accordance with the Exchange Act, file periodic reports and other information with the SEC. This information is available to you without charge upon your written or oral request. You may read and copy any document that we file at the Public Reference Room of the SEC at 100 F Street, NE, Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at (800) SEC-0330. You may also inspect such filings on the Internet web site maintained by the SEC at www.sec.gov. Information contained in any web site referenced in this prospectus is not incorporated by reference in this prospectus. Copies of documents filed by us with the SEC are also available by writing or telephoning our office of Investor Relations:

Liberty Global plc

12300 Liberty Boulevard

Englewood, CO 80112

Telephone: (303) 220-6600

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information about us to you by referring you to other documents. The information incorporated by reference is an important part of this prospectus, and is deemed to be part hereof except for any information superseded by this prospectus, any accompanying prospectus supplement or any document incorporated by reference herein. We incorporate by reference the documents listed below and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than any report or portion thereof furnished or deemed furnished under any Current Report on Form 8-K) prior to the date we terminate the offering of securities under this prospectus:

•	Liberty Global’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013, filed on February 13, 2014;

•	Liberty Global’s Current Reports on Form 8-K, filed on February 14, 2014 (excluding any information furnished pursuant to Item 2.02 or Item 7.01), February 24, 2014 and March 13, 2014; and

•	The description of Liberty Global’s ordinary shares contained in Liberty Global’s Registration Statement on Form S-4, as amended (File No. 333-187100), under the heading “Description of New Liberty Global Shares.”

We have not authorized anyone to give any information about our company or the securities offered hereby that is different from, or in addition to, the information contained in this prospectus or in any of the materials that we have incorporated into this document by reference. Therefore, if anyone does give you information of this sort, you should not rely on it. If you are in a jurisdiction where offers to exchange or sell, or solicitations of offers to exchange or purchase, the securities offered by this prospectus is unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this prospectus does not extend to you. The information contained in this prospectus or incorporated by reference herein speaks only as of the date of such document unless the information specifically indicates that another date applies.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth expenses payable by Liberty Global in connection with the issuance and distribution of the securities being registered. All of the amounts shown are estimates except the SEC registration statement filing fee.

Registration fee	$54,472
Legal fees and expenses	15,000
Accounting fees and expenses	10,000
Miscellaneous (including printing expenses)	5,000

Total	$84,472

Item 15. Indemnification of Directors and Officers.

We are a public limited company.

The following is only a general summary of certain aspects of English law and our articles of association that are related to the indemnification of directors and officers, and it does not purport to be complete. It is qualified in its entirety by reference to the detailed provisions of the U.K. Companies Act 2006 and of our articles of association.

English law does not permit a company to exempt any director or certain officers from any liability arising from negligence, default, breach of duty or breach of trust against the company. However, despite this prohibition, an English company is permitted to purchase and maintain insurance for a director or executive officer of the company against any such liability. Shareholders can ratify by ordinary resolution a director’s or certain officer’s conduct amounting to negligence, default, breach of duty or breach of trust in relation to the company. Sections 205, 206 and Chapter 7 of Part 10 of the U.K. Companies Act 2006 contain provisions protecting directors from liability.

All statutory references in this Item 15 are to the U.K. Companies Act 2006.

Section 205 provides that a company can provide a director with funds to meet expenditures incurred or to be incurred by him in defending any criminal or civil proceedings in connection with any alleged negligence, default, breach of duty or breach of trust by him in relation to the company or an associated company, or in connection with any application for relief under Section 661(3) or (4) (relief in case of acquisition of shares by innocent nominee) or Section 1157 (relief in case of honest and reasonable conduct). The terms on which such loan or other assistance is given must include a requirement that the loan be repaid or the liability discharged if the director is convicted, judgment is given against him or the court refuses to grant the relief on the application.

Section 206 provides that a company can provide a director with funds to meet expenditures incurred or to be incurred by him in defending any investigation by a regulatory authority or against action proposed to be taken by a regulatory authority in connection with any alleged negligence, default, breach of duty or breach of trust in relation to the company or an associated company.

Section 232(1) makes void any provision that purports to exempt a director from any liability that would otherwise attach to him in connection with any negligence, default, breach of duty or breach of trust by him or her in relation to the company.

Section 232(2) makes similar provisions in respect of indemnities provided for a director, subject to three permitted types of indemnity, each discussed more fully below:

(a)	liability insurance within Section 233;

(b)	qualifying third-party indemnity provisions falling within Section 234; and

(c)	qualifying pension scheme indemnity provisions within Section 235.

Section 233 permits liability insurance, commonly known as directors’ and officers’ liability insurance, purchased and maintained by a company for a director of the company or of an associated company against liability for negligence, default, breach of duty or breach of trust in relation to the company.

Section 234 allows for a company to provide an indemnity against liability incurred by a director to someone other than the company or an associated company. Such an indemnity does not permit indemnification against liability to pay criminal fines or civil penalties to a regulatory authority or the costs of an unsuccessful defense of criminal or civil proceedings or application for relief under Section 661 (relief in case of acquisition of shares by innocent nominee) or Section 1157 (general power of court to grant relief in case of honest and reasonable conduct).

Section 235 allows a company to provide an indemnity against liability incurred by a director that is a trustee of an occupational pension scheme in connection with the company’s activities as trustee of the scheme. Such an indemnity does not permit indemnification against liability to pay criminal fines or civil penalties to a regulatory authority or the costs of an unsuccessful defense of criminal or civil proceedings.

Any indemnity provided under Section 234 or Section 235 must be disclosed in the company’s annual report in accordance with Section 236, copies of such indemnification provisions made available for inspection in accordance with Section 237 and every member has a right to inspect and request such copies under Section 238.

Conduct of a director amounting to negligence, default, breach of duty or breach of trust in relation to the company can be ratified, in accordance with Section 239, by a resolution of the members of the company, disregarding the votes of the director (if a member) and any connected member.

Under our articles of association, subject to the provisions of the U.K. Companies Act 2006, we may, broadly, (i) indemnify to any extent any person who is or was a director, or a director of any associated company, directly or indirectly against any liability incurred by him whether in connection with negligence, default, breach of duty or breach of trust or otherwise by him or her in relation to the company or any associated company, or in connection with that company’s activities as a trustee of an occupational pension scheme and (ii) purchase and maintain insurance for any person who is or was a director, or a director of an associated company, against any loss or liability or any expenditure he or she may incur, whether in connection with any proven or alleged negligence, default, breach of duty or breach of trust by him or otherwise, in relation to the company or any associated company.

We enter into deeds of indemnity with directors, executive officers and certain other officers and employees (including directors, officers and employees of subsidiaries and other affiliates). These deeds of indemnity require that the company indemnify such persons, to the fullest extent permitted by applicable law, against all losses suffered or incurred by them in the event that they are a party to or involved in any claim arising in connection with their appointment as director, officer, employee, agent or fiduciary of the company or another corporation at the request of the company.

We will arrange appropriate insurance coverage in respect of legal action against directors of the company and its consolidated subsidiaries. We will also provide protections for our and our consolidated subsidiaries’ directors against personal financial exposure they may incur in their capacity as such. These include qualifying third party indemnity provisions for the benefit of directors of the company and other such persons, including, where applicable, in their capacity as directors of our consolidated subsidiaries.

Item 16. Exhibits.

The following is a complete list of Exhibits filed as part of this registration statement.

Exhibit No.	Document

4.1	Articles of Association of Liberty Global plc, adopted by Special Resolutions passed on May 30, 2013 (incorporated by reference to Exhibit 3.1 to Liberty Global’s Current Report on Form 8-K filed June 7, 2013 (File No. 000-51360).

4.2	Form of Registration Agreement by and between Liberty Global plc and Inversiones Corp Comm 2 SpA.*

5.1	Opinion of Dorsey & Whitney (Europe) LLP regarding the legality of the securities being issued.*

23.1	Consent of KPMG LLP.*

23.2	Consent of Dorsey & Whitney (Europe) LLP* (included in Exhibit 5.1).

24.1	Power of Attorney* (included on page II-7).

*	Filed herewith

Item 17. Undertakings.

(a) Liberty Global hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.	to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

ii.	to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) under the Securities Act of 1933 if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

iii.	to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(i)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be a part of this registration statement as of the date the filed prospectus was deemed part of and included in this registration statement; and

(B)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the

Securities Act of 1933 shall be deemed to be part of and included in this registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of this registration statement relating to the securities in this registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of this registration statement or made in a document incorporated or deemed incorporated by reference into this registration statement or prospectus that is part of this registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in this registration statement or prospectus that was part of this registration statement or made in any such document immediately prior to such effective date.

(5)	That, for the purpose of determining liability of a registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(A)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(B)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(C)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrants; and

(D)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Englewood, state of Colorado, on March 14, 2014.

LIBERTY GLOBAL PLC

By:	/s/ BRYAN H. HALL
Bryan H. Hall
Executive Vice President

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Bernard G. Dvorak and Bryan H. Hall and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution and re-substitution for him and in his name, place and stead, in any and all capacities, to sign and file (i) any or all amendments (including post-effective amendments) to this registration statement, with all exhibits thereto, and other documents in connection therewith, and (ii) a registration statement, and any and all exhibits thereto, relating to the offering covered hereby filed pursuant to Rule 462(b) under the Securities Act of 1933, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents and each of them full power and authority, to do and perform each and every act and thing requisite or necessary to be done in and about the premises, to all intents and purposes and as fully as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons (which persons constitute a majority of the Board of Directors) in the capacities and on the dates indicated:

Signature	Title	Date

/s/ JOHN C. MALONE John C. Malone	Chairman of the Board	March 14, 2014

/s/ MICHAEL T. FRIES Michael T. Fries	President, Chief Executive Officer and Director	March 14, 2014

/s/ JOHN P. COLE John P. Cole	Director	March 14, 2014

/s/ ANDREW J. COLE Andrew J. Cole	Director	March 14, 2014

/s/ MIRANDA CURTIS Miranda Curtis	Director	March 14, 2014

John W. Dick	Director

/s/ PAUL A. GOULD Paul A. Gould	Director	March 14, 2014

/s/ RICHARD R. GREEN Richard R. Green	Director	March 14, 2014

/s/ DAVID E. RAPLEY David E. Rapley	Director	March 14, 2014

/s/ LARRY E. ROMRELL Larry E. Romrell	Director	March 14, 2014

/s/ J.C. SPARKMAN J.C. Sparkman	Director	March 14, 2014

/s/ J. DAVID WARGO J. David Wargo	Director	March 14, 2014

/s/ CHARLES H.R. BRACKEN Charles H.R. Bracken	Executive Vice President and Co-Chief Financial Officer (Principal Financial Officer)	March 14, 2014

/s/ BERNARD G. DVORAK Bernard G. Dvorak	Executive Vice President and Co-Chief Financial Officer (Principal Accounting Officer)	March 14, 2014

EXHIBIT INDEX

Exhibit No.	Document

4.1	Articles of Association of Liberty Global plc, adopted by Special Resolutions passed on May 30, 2013 (incorporated by reference to Exhibit 3.1 to Liberty Global’s Current Report on Form 8-K filed June 7, 2013 (File No. 000-51360).

4.2	Form of Registration Agreement by and between Liberty Global plc and Inversiones Corp Comm 2 SpA.*

5.1	Opinion of Dorsey & Whitney (Europe) LLP regarding the legality of the securities being issued.*

23.1	Consent of KPMG LLP.*

23.2	Consent of Dorsey & Whitney (Europe) LLP* (included in Exhibit 5.1).

24.1	Power of Attorney* (included on page II-7).

*	Filed herewith